EXHIBIT 10.1
INVESTMENT AGREEMENT
     This INVESTMENT AGREEMENT (this “Agreement”), dated as of April 26, 2011, is made by and between Cerberus ABP Investor LLC, a Delaware limited liability company (the “Investor”) and BlueLinx Holdings, Inc., a Delaware corporation (the “Company”).
     WHEREAS, the Company proposes to distribute, at no charge, to each holder of record of shares of common stock, par value $0.01 per whole share, of the Company (the “Common Stock”) on a record date to be set by the Board of Directors of the Company (the “Record Date”) transferable rights (the “Rights”) to subscribe for and purchase a number of shares of Common Stock that, if exercised in full, will provide gross proceeds to the Company of $60.0 million (the “Aggregate Offering Amount”) (the “Rights Offering”); and
     WHEREAS, each holder of a Right will be entitled (the “Basic Subscription Privilege”) to purchase up to its pro rata portion of an aggregate number of shares of Common Stock (such number of shares, the “Offered Shares”) equal to the product of (x) $60 million divided by (y) the Subscription Price. The “Subscription Price” means the price equal to the lesser of (A) $2.50 per share and (B) the product of (x) the average per share closing price of the Common Stock as reported on the NYSE (as reported by Bloomberg L.P. or if not reported thereby, by any other authoritative source) for the ten trading day period ending two trading days immediately prior to the date the Rights Offering Registration Statement is declared effective by the Commission and (y) by 0.66666667 (as adjusted for any stock split, combination, reorganization, recapitalization, stock dividend, stock distribution or similar event); provided, that, in no event shall the Subscription Price be less than $2.00 per share; and
     WHEREAS, each holder of a Right (other than the Investor) that exercises in full its Basic Subscription Privilege will be entitled to subscribe for additional shares of Common Stock at the Subscription Price (the “Over-Subscription Privilege”), to the extent that holders of Rights do not subscribe for and purchase all of the Offered Shares available under the Basic Subscription Privilege; and
     WHEREAS, in order to facilitate the Rights Offering, the Investor (acting at the request of the disinterested directors of the Board (the “Disinterested Directors”)) and the Company wish to enter into this Agreement, pursuant to which and upon the terms and subject to the conditions set forth herein, to the extent that the gross proceeds of the Rights Offering are less than $60.0 million, the Company shall have the right to require the Investor to purchase, upon expiration of the Rights Offering, at the Subscription Price, a number of Offered Shares not subscribed for and purchased by holders of Rights upon exercise thereof under the Basic Subscription Privilege and Over-Subscription Privilege such that the total gross proceeds of the Rights Offering equal $60.0 million; and
     WHEREAS, the Board of Directors of the Company (the “Board”) has unanimously approved the Rights Offering; and
     WHEREAS, this Agreement and the transactions contemplated hereby, including but not limited to the Put Option (as defined below), have been approved by the Disinterested Directors in accordance with Section 144 of the Delaware General Corporation Law.
     NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, each of the parties hereto hereby agrees as follows:
1. Rights Offering.
     (a) On the terms and subject to the conditions set forth herein, the Company shall distribute, at no charge, to the holder of record of each share of Common Stock as of the Record Date (each, an “Eligible Holder”) one Right for each whole share of Common Stock owned by the Eligible Holder as of the close of business on the Record Date. Each Right shall entitle the Eligible Holder to purchase, at the Subscription Price per whole share, a number of shares of

Common Stock equal to the product of (x) the Offered Shares divided by (y) the number of shares of Common Stock outstanding as of the close of business on the Record Date (the “Rights Ratio”); provided that the number of shares of Common Stock to be issued will be rounded to the nearest whole number so that the Subscription Price multiplied by the aggregate number of Offered Shares will not exceed the Aggregate Offering Amount. Fractional shares resulting from the exercise of the Rights will be eliminated by rounding down to the nearest whole share. No Rights will be distributed or issued with respect to any treasury stock. Each such Right shall be transferable separately from the underlying shares of Common Stock on account of which such Right was distributed. Eligible Holders and holders to whom Rights have been validly transferred are collectively referred to as “Holders,” each individually being a “Holder.”
     (b) The Rights (including under both the Basic Subscription Privilege and the Over-Subscription Privilege) may be exercised during a period (the “Rights Exercise Period”) commencing on the date on which the Rights are issued to Eligible Holders (the “Rights Offering Commencement Date”) and ending at 5:00 p.m. New York City Time on the 20th Business Day (the “Expiration Time”) after the Rights Offering Commencement Date, subject to extension at the discretion of the Disinterested Directors; provided, however, that the Rights Exercise Period shall not be more than thirty (30) Business Days without the prior written consent of the Investor. “Business Day” has the meaning ascribed to such term in Rule 14d-1(g) under the Securities Exchange Act of 1934, as amended and in effect on the date hereof (the “Exchange Act”).
     (c) Each Holder that wishes to exercise all or a portion of its Rights under the Basic Subscription Privilege shall (i) during the Rights Exercise Period return a duly executed document to a subscription agent selected by the Company (the “Subscription Agent”) electing to exercise all or a portion of the Rights held by such Holder and (ii) pay in immediately available funds an amount equal to the full Subscription Price for the number of shares of Common Stock that such Holder elects to purchase pursuant to the instructions set forth in the Rights Offering Registration Statement and related materials by the Expiration Time to an escrow account established for the Rights Offering. On the Closing Date, subject to the satisfaction (or waiver of) the conditions to the Rights Offering, the Company shall issue to each Holder that validly exercised its Rights under the Basic Subscription Privilege the number of Offered Shares to which such Holder is entitled based on such exercise. The obligation of the Company to consummate the Rights Offering shall be subject to the conditions set forth in Section 7(c) (which may not be waived, in whole or in part, by the Company without the prior written consent of the Investor).
     (d) Each Holder (other than the Investor) that exercises in full its Basic Subscription Privilege will be entitled under the Over-Subscription Privilege to subscribe for additional shares of Common Stock at the Subscription Price pursuant to the instructions set forth in the Rights Offering Registration Statement and related materials to the extent that other Holders elect not to exercise all of their respective Rights to subscribe for and purchase all of the Offered Shares under the Basic Subscription Privilege. If the number of Offered Shares remaining after the exercise of Rights under the Basic Subscription Privilege (the “Remaining Offered Shares”) is not sufficient to satisfy all requests for Offered Shares under the Over-Subscription Privilege, the Holders that exercised their Rights under the Over-Subscription Privilege will be allocated such Remaining Offered Shares pro rata among the Holders exercising the Over-Subscription Privilege in proportion to the number of shares of Common Stock each of those Holders owned as of the close of business on the Record Date, relative to the number of shares owned as of the close of business on the Record Date by all Holders exercising the Over-Subscription privilege. If this pro rata allocation results in any Holder receiving a greater number of shares than the Holder subscribed for pursuant to the exercise of the Over-Subscription Privilege, then such Holder will be allocated only that number of shares for which the Holder over-subscribed, and the remaining shares will be allocated among all other Holders exercising the Over-Subscription Privilege on the same pro rata basis described above. The proration process will be repeated until all of the Remaining Offered Shares have been allocated.
     (e) The aggregate gross proceeds from the sale of the Offered Shares pursuant to the Rights Offering and the sale of the Unsubscribed Shares (as defined below) to the Investor pursuant to the Put Option (as defined below) will be used by the Company as described in “Use of Proceeds” in the draft Registration Statement on Form S-1 to be filed with the Commission relating to the Rights Offering as soon as practicable after the execution of this Agreement, a copy of which has been provided to Investor prior to the execution of this Agreement, and to pay all fees and expenses associated with the Rights Offering and this Agreement.
     (f) The Company hereby confirms that, as of the date hereof, Stadium Capital Management, LLC (“Stadium”) intends to fully exercise its Rights to purchase its pro rata portion of Shares in the Rights Offering and to purchase additional Shares, if available, in connection with the Over-Subscription Privilege and has authorized the Company to include in the Rights Offering Registration Statement (as defined below) disclosure concerning Stadium’s intention to fully subscribe to the Rights Offering (including its intention to purchase additional Shares, if available, in connection with the Over-Subscription Privilege).
     (g) As of the date hereof, the Company expects the liquidity improvement initiatives set forth on Schedule I hereto to result in between $25 million and $35 million of additional liquidity on an annualized basis.
2. Requirement to Purchase Investor Offered Shares and Unsubscribed Shares; Fees and Expenses.
     (a) Upon the terms and subject to the conditions set forth in this Agreement, the Investor shall have the right to purchase, and hereby agrees to purchase on the Closing Date, a number of shares of Common Stock equal to its pro rata portion of the Offered Shares pursuant to the Rights Offering (the “Investor Offered Shares”) at a per share price equal to the Subscription Price and further agrees not to elect to exercise or transfer (except as provided in Section 6(c)) the Rights received by the Investor in connection with the Rights Offering. For purposes of this Agreement, the Investor Offered Shares shall be included when determining the number of shares of Common Stock validly subscribed for and purchased under the Basic Subscription Privilege.
     (b) Upon the terms and subject to the conditions set forth in this Agreement, to the extent that the gross proceeds from the sale of the Offered Shares pursuant to the Rights Offering (including upon exercise of Rights under the Basic Subscription Privilege and the Over-Subscription Privilege) are less than $60.0 million, the Company shall have the right, upon delivery to the Investor of a Notice of Offering Results pursuant to Section 2(b), to require (the “Put Option”) the Investor to purchase on the Closing Date, and the Investor agrees to purchase on the Closing Date, at the Subscription Price, the positive number of Offered Shares issuable pursuant to Rights, if any, equal to (i) the Offered Shares minus (ii) the number of shares of Common Stock validly subscribed for and purchased under the Basic Subscription Privilege and the Over-Subscription Privilege (such shares of Common Stock equal to such difference, in the aggregate, the “Unsubscribed Shares”).
     (c) The Company hereby agrees and undertakes to notify the Investor as promptly as practicable and, in any event, by noon, New York City Time, on the first Business Day after the Expiration Time by electronic or facsimile transmission of (i) the aggregate number of Rights validly exercised by Holders under the Basic Subscription Privilege and Over-Subscription Privilege pursuant to the Rights Offering as of the Expiration Time and the aggregate Subscription Price therefor, and (ii) a true and accurate determination of the aggregate number of Unsubscribed Shares, if any, (such notification, the “Notice of Offering Results”).
     (d) The Investor shall have the right to arrange for one or more of its Affiliates (each, an “Affiliated Purchaser”) to purchase all or any portion of the Investor’s portion of Unsubscribed Shares, on the terms and subject to the conditions in this Agreement, by written notice to the Company at least one (1) Business Day prior to the Settlement Date, which notice shall be signed by the Investor and each Affiliated Purchaser and shall contain a confirmation by the Affiliated Purchaser of the accuracy with respect to it of the representations set forth in Section 4. In no event will any such arrangement relieve the Investor of its obligations under this Agreement. The term “Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.
     (e) The closing of the purchase of the Offered Shares to be purchased in the Rights Offering, and, the purchase of the Investor Offered Shares to be purchased by the Investor or its Affiliated Purchasers hereunder, and if necessary, the purchase of the Unsubscribed Shares to be purchased by the Investor or its Affiliated Purchasers hereunder will occur at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10028 at 10:00 a.m., New York City Time, on the fourth (4th) Business Day following the later of the Expiration Time and the satisfaction of the conditions set forth in Section 7 (or waiver thereof by the party or parties entitled to waive such conditions) (the “Closing Date”), or such other time as shall be agreed upon by the Company and the Investor. On the Closing Date the Investor will purchase, and the Company will sell, only such number of Unsubscribed Shares as are listed in the Notice of Offering Results, without prejudice to the rights of the Investor to seek later an upward or downward adjustment if the number of Unsubscribed Shares in such Notice of Offering Results is inaccurate. Delivery of the Unsubscribed Shares and Investor Offered Shares will be made by the Company on the Closing Date in book-entry form to the accounts of the Investor (or to such other accounts, including the account of an Affiliated Purchaser, as the Investor may designate in accordance with this Agreement) against payment by the Investor of the Subscription Price therefor by wire transfer of immediately available funds to the account designated in writing by the Company. On the Closing Date, the Company will also deliver to the Investor a certificate, dated as of the Closing Date, of the transfer agent of the Company confirming the issuance to the Investor of the Unsubscribed Shares, if any, the issuance to the Investor of the Investor Offered Shares, and all other documents and certificates required to be delivered to the Investor pursuant to Section 7(a).
     (f) All Unsubscribed Shares and Investor Offered Shares will be delivered with any and all issue, stamp, transfer, sales and use, or similar taxes or duties payable in connection with such delivery duly paid by the Company.
     (g) The Company shall notify, or cause the Subscription Agent to notify, the Investor on each Friday during the Rights Exercise Period and on each Business Day during the five Business Days prior to the Expiration Time (and any extensions thereto), or more frequently if reasonably requested by the Investor, of the aggregate number of Rights known by the Company or the Subscription Agent to have been validly exercised pursuant to the Rights Offering as of the close of business on the preceding Business Day or the most recent practicable time before such request, as the case may be.
     (h) The Company shall pay all of its own fees and expenses associated with the Rights Offering, including, without limitation, filing and printing fees, fees and expenses of any subscription and information agents, its counsel and financial advisor and accounting fees and expenses, costs associated with clearing the Offered Shares for sale under applicable state securities laws, and listing fees.
     (i) The Investor and the Company hereby agree that it is the intent of all parties that the Investor, by virtue of acting hereunder, shall not be deemed an “underwriter” within the definition of Section 2(a)(11) of the Securities Act or deemed to be engaged in broker-dealer activity requiring registration under Section 15 of the Exchange Act, and the Investor and the Company shall in the fulfillment of their obligations hereunder act in accordance with this mutual understanding.
3. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with the Investor, as set forth below. Except for representations, warranties and agreements that are expressly limited as to their date, each representation, warranty and agreement is made as of the date hereof and as of the Closing Date after giving effect to the transactions contemplated hereby:
     (a) Organization and Qualification. The Company and each of its Subsidiaries has been duly organized and is validly existing in good standing under the laws of its respective jurisdiction of incorporation, with the requisite power and authority to own its properties and conduct its business as currently conducted. Each of the Company and its Subsidiaries has been duly qualified as a foreign corporation or organization for the transaction of business and is in good standing under the laws of each other jurisdiction in which the nature of its properties or business requires such qualification, except to the extent that the failure to be so qualified or be in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. For the purpose of this Agreement, “Material Adverse Effect” means (i) any material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company or its Subsidiaries, taken as a whole, or (ii) any material adverse effect on the ability of the Company, subject to the approvals and other authorizations set forth in Section 3(g), to consummate the transactions contemplated by this Agreement, provided, however, that any effect caused by or resulting from the following shall not constitute, or be taken into account in determining whether there has been, or will be, a Material Adverse Effect on or with respect to the Company: (I) general changes or developments in the industry in which the Company and its Subsidiaries operate, (II) political instability, acts of terrorism or war, (III) any change affecting the United States economy generally or the economy of any region in which the Company or any of its Subsidiaries conducts business that is material to the business of the Company and its Subsidiaries, (IV) any change in the price or trading volume of the Company’s outstanding securities (it being understood that the facts or occurrences giving rise to or contributing to such change in stock price or trading volume may be deemed to constitute, or be taken into account in determining whether there has been, or will be, a Material Adverse Effect), (V) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, or revenue or earnings predictions for any period ending on or after the date of this Agreement (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been, or will be, a Material Adverse Effect), (VI) the announcement of the execution of this Agreement, or the pendency of the consummation of the Rights Offering, or the performance of this Agreement and the transactions contemplated hereby, including compliance with the covenants set forth herein, or (VII) any change in any applicable law, rule or regulation or United States generally accepted accounting principles or interpretation thereof after the date hereof, unless and to the extent, in the case of clause (I), (II), (III), and (VII) above, such effect has had or would reasonably be expected to have a disproportionate adverse effect on the business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, relative to other affected persons. For the purposes of this Agreement, a “Subsidiary” of any person means, with respect to such person, any corporation, limited liability company, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, has the power to elect a majority of the board of directors or similar governing body, or has the power to direct the business and policies.
     (b) Corporate Power and Authority. The Company has the requisite corporate power and authority to enter into, execute, and deliver this Agreement and each other agreement, document, and instrument to which it will be a party or which it will execute and deliver in connection with the transactions contemplated by this Agreement (this Agreement and such other agreements, documents, and instruments collectively, the “Transaction Agreements”) and to perform its obligations hereunder and thereunder, including the issuance of the Rights, the Offered Shares (including the Unsubscribed Shares). The Company has taken all necessary corporate action required for the due authorization of the Transaction Agreements, including the issuance of the Rights and the Offered Shares (including the Unsubscribed Shares).
     (c) Execution and Delivery; Enforceability. This Agreement and each other Transaction Agreement will be, at or prior to the Closing Date, duly and validly executed and delivered by the Company, and each such Transaction Agreement constitutes, or, when executed and delivered, will constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws affecting the enforcement of creditors’ rights generally, and subject to principles of equity and public policy.
     (d) Authorized and Issued Capital Stock. The authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock and (ii) 30,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”). As of April 15, 2011, (i) 33,215,906 shares of Common Stock were issued and outstanding; (ii) no shares of Common Stock were held in the treasury of the Company; (iii) 915,316 shares of Common Stock were reserved for future issuance pursuant to outstanding stock options and other rights to purchase shares of Common Stock (each, an “Option” and, collectively, the “Options”) granted under any stock option or stock-based compensation plan of the Company or otherwise (the “Stock Plans”); and (iv) no shares of Preferred Stock were issued and outstanding. The issued and outstanding shares of Common Stock of the Company and each of its Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and have not been issued in violation of any preemptive or similar rights. Except as set forth in this Section 3(d), as of the date of this Agreement, no shares of capital stock or other equity securities or voting interest in the Company are issued, reserved for issuance or outstanding. Since the date of this Agreement, no shares of capital stock or other equity securities or voting interest in the Company have been issued or reserved for issuance or become outstanding, other than shares described in this Section 3(d) that have been issued upon the exercise of outstanding Options granted under the Stock Plans and other than the Offered Shares and the Unsubscribed Shares to be issued hereunder. Except as described in this Section 3(d), neither the Company nor any of its Subsidiaries is party to or otherwise bound by or subject to any outstanding option, warrant, call, subscription or other right (including any preemptive or similar right), agreement or commitment that (w) obligates the Company or any of its Subsidiaries to issue, deliver, sell or transfer, or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred, or repurchased, redeemed or otherwise acquired, any shares of the capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or any security convertible or exercisable for or exchangeable into any capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries, (x) obligates the Company or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking, (y) restricts the transfer of any shares of capital stock of the Company (other than pursuant to restricted stock award agreements under the Stock Plans), or (z) relates to the voting of any shares of capital stock of the Company. All issued and outstanding shares of capital stock and equity interests (as applicable) of each Subsidiary are owned beneficially and of record by the Company or another Subsidiary, free and clear of any and all liabilities, obligations, liens, security interests, mortgages, pledges, charges, or similar encumbrances.
     (e) Issuance. The distribution of the Rights and the issuance of the Offered Shares, including the Investor Offered Shares, have been duly and validly authorized and when such Offered Shares are issued and delivered against payment therefor, will be duly authorized, validly issued and delivered and fully paid and nonassessable, free and clear of all taxes, liens, preemptive rights, rights of first refusal, subscription and similar rights. The Unsubscribed Shares, if any, to be issued and sold by the Company to the Investor or any Affiliated Purchaser hereunder, when such Unsubscribed Shares are issued and delivered against payment therefor by the Investor hereunder, will be duly authorized, validly issued and delivered and fully paid and nonassessable, free and clear of all taxes, liens, preemptive rights, rights of first refusal, subscription and similar rights. Upon the distribution by the Company of the Rights, such Rights will be duly and validly issued, free and clear of all taxes, liens, preemptive rights, rights of first refusal and similar rights, and enforceable in accordance with their terms, and holders of Rights will be entitled to the rights described in the Rights certificates.
     (f) No Conflict. The distribution of the Rights, the sale, issuance and delivery of the Offered Shares upon exercise of the Rights, the issuance and delivery of the Unsubscribed Shares in accordance with the terms hereof, the consummation of the Rights Offering by the Company, and the execution and delivery by the Company of the Transaction Agreements and performance of and compliance with all of the provisions hereof and thereof by the Company and the consummation of the transactions contemplated herein and therein (i) will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) will not result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of the Company or any of the organizational or governance documents of its Subsidiaries, and (iii) will not result in any violation of, or any termination or impairment of any rights under, any statute or any license, authorization, injunction, judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, except in any such case described in subclauses (i) and (iii) for any conflict, breach, violation, default, acceleration, lien, termination or impairment which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (g) Consents and Approvals. No consent, approval, authorization, order, registration or qualification of or with any third party or any court or other legislative, executive or judicial governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties is required for the distribution of the Rights, the sale, issuance and delivery of the Offered Shares upon exercise of the Rights, the issuance and delivery of the Unsubscribed Shares in accordance with the terms hereof, the consummation of the Rights Offering by the Company, and the execution and delivery by the Company of the Transaction Agreements and performance of and compliance by the Company with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein, except (i) the registration under the Securities Act of the issuance of the Rights and the Offered Shares (excluding the Investor Offered Shares) pursuant to the exercise of Rights, (ii) such consents, approvals, authorizations, registrations or qualifications (y) as may be required under state securities or “blue sky” laws in connection with the purchase of the Unsubscribed Shares and Investor Offered Shares by the Investor, or the distribution of the Rights and the sale of the Offered Shares to Holders, or (z) pursuant to the rules of the New York Stock Exchange (the “NYSE”) and (iii) to the extent applicable, any filings with respect to, and the expiration or early termination of the waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder (the “HSR Act”), relating to the acquisition of the Investor Offered Shares and Unsubscribed Shares as contemplated hereunder.
     (h) Arm’s Length. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the transactions contemplated hereby and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person or entity. Additionally, the Investor is not advising the Company or any other person or entity as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Investor shall have no responsibility or liability to the Company, its stockholders and directors not affiliated with the Investor, or its officers, employees, advisors or other representatives with respect thereto in connection with the transactions contemplated by this Agreement. Any review by the Investor of the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Investor and shall not be on behalf of the Company, its stockholders and directors not affiliated with the Investor, or its officers, employees, advisors or other representatives and shall not affect any of the representations or warranties contained herein or the remedies of the Investor with respect thereto.
     (i) Company SEC Documents. Since January 3, 2009, the Company has filed or submitted all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) (“Company SEC Documents”) with the United States Securities and Exchange Commission (the “Commission”). As of their respective dates, each of the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission promulgated thereunder applicable to such Company SEC Documents. The Company has filed with the Commission all “material contracts” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Exchange Act) that are required to be filed as exhibits to the Company SEC Documents. No Company SEC Document filed after December 31, 2008, when filed, or, in the case of any Company SEC Document amended or superseded prior to the date of this Agreement, then on the date of such amending or superseding filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any Company SEC Documents filed with the Commission after the date hereof but prior to the Closing Date, when filed, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.
     (j) Financial Statements. The financial statements and the related notes of the Company and its consolidated Subsidiaries included or incorporated by reference in the Company SEC Documents, and to be included or incorporated by reference in the Rights Offering Registration Statement and the Rights Offering Prospectus, comply or will comply, as the case may be, in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations of the Commission thereunder, as applicable, and fairly present in all material respects the financial position, results of operations and cash flows of the Company and its Subsidiaries as of the dates indicated and for the periods specified, subject, in the case of the unaudited financial statements, to the absence of disclosures normally made in footnotes and to customary year-end adjustments that are not and shall not be material; such financial statements have been prepared in conformity with U.S. generally accepting accounting principles applied on a consistent basis throughout the periods covered thereby (except as disclosed in the Company SEC Documents filed before the date of this Agreement), and the supporting schedules included or incorporated by reference in the Company SEC Documents, and to be included or incorporated by reference in the Rights Offering Registration Statement and the Rights Offering

Prospectus, fairly present the information required to be stated therein; and the other financial information included or incorporated by reference in the Company SEC Documents, and to be included or incorporated by reference in the Rights Offering Registration Statement and the Rights Offering Prospectus, has been or will be derived from the accounting records of the Company and its Subsidiaries and presents fairly or will present fairly the information shown thereby.
     (k) Rights Offering Registration Statement and Rights Offering Prospectus. The Rights Offering Registration Statement and any post-effective amendment thereto, as of the Securities Act Effective Date, and each Issuer Free Writing Prospectus, at the time of use thereof, will comply in all material respects with the Securities Act and the rules and regulations promulgated thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and as of the applicable date of the Rights Offering Prospectus and any amendment or supplement thereto and as of the Closing Date, the Rights Offering Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the time of its distribution and at the Expiration Time, the Investment Decision Package will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Preliminary Rights Offering Prospectus, at the time of filing thereof, will comply in all material respects with the Securities Act and the rules and regulations promulgated thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation and warranty with respect to any statements or omissions made in reliance on and in conformity with information relating to the Investor furnished to the Company in writing by the Investor expressly for use in the Rights Offering Registration Statement and the Rights Offering Prospectus, and any amendment or supplement thereto.
     For the purposes of this Agreement, (i) the term “Rights Offering Registration Statement” means the Registration Statement on Form S-1 to be filed with the Commission relating to the Rights Offering, including all exhibits thereto, as amended as of the Securities Act Effective Date, and any post-effective amendment thereto that becomes effective; (ii) the term “Rights Offering Prospectus” means the final prospectus contained in the Rights Offering Registration Statement at the Securities Act Effective Date (including information, if any, omitted pursuant to Rule 430A and subsequently provided pursuant to Rule 424(b) under the Securities Act), and any amended form of such prospectus provided under Rule 424(b) under the Securities Act or contained in a post-effective amendment to the Rights Offering Registration Statement; (iii) the term “Investment Decision Package” means the Rights Offering Prospectus, together with any Issuer Free Writing Prospectus used by the Company to offer the Offered Shares to Holders pursuant to the Rights Offering, (iv) the term “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 of the rules promulgated under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the Rights Offering, (v) the term “Preliminary Rights Offering Prospectus” means each prospectus included in the Rights Offering Registration Statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Rights Offering Registration Statement, at the time of effectiveness that omits information permitted to be excluded under Rule 430A under the Securities Act; and (vi) the term “Securities Act Effective Date” means the date and time as of which the Rights Offering Registration Statement, or the most recent post-effective amendment thereto, was declared effective by the Commission.
     (l) Absence of Certain Changes. Since January 1, 2011, other than as expressly set forth in the Company’s Annual Report on Form 10-K filed February 28, 2011 (excluding any disclosure set forth in the sections titled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements”, any disclosure set forth in any other section to the extent the disclosure is a forward-looking statement or cautionary, predictive or forward-looking in nature, and any exhibits thereto) (i) except for actions required to be taken pursuant to the Transaction Agreements, there has not been any change in the capital stock of the Company or its Subsidiaries from that set forth in Section 3(d) or any material change in long-term debt of the Company or any of its Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock; (ii) except for actions required to be taken pursuant to the Transaction Agreements, the Company has been operated in the ordinary course of business, consistent with past practice, and (iii) no event, fact, circumstance change or occurrence has occurred that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (m) No Broker’s Fees. Except for Moelis & Company LLC (the fees and expenses of which will be paid by the Company), neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Investor for a financial advisory fee, brokerage commission, finder’s fee or like payment in connection with the Rights Offering, including the issuance of the Offered Shares upon exercise of Rights or the issuance and sale of the Unsubscribed Shares in accordance with the terms hereof.
4. Representations and Warranties of the Investor. The Investor represents and warrants and agrees with the Company as set forth below. Each such representation, warranty and agreement is made as of the date hereof and as of the Closing Date.
     (a) Formation. The Investor has been duly formed and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its formation.
     (b) Power and Authority. The Investor has the requisite limited liability company power and authority to enter into, execute and deliver this Agreement and the other Transaction Agreements and to perform its obligations hereunder and thereunder and has taken all necessary limited partnership action required for the due authorization of the Transaction Agreements.
     (c) Execution and Delivery. This Agreement and each other Transaction Agreement will be, at or prior to the Closing Date, duly and validly executed and delivered by the Investor and constitutes, or, when executed and delivered, will constitute, a valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws affecting the enforcement of creditors’ rights generally, and subject to principles of equity and public policy.
     (d) No Registration. The Investor understands that the Unsubscribed Shares and the Investor Offered Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein or otherwise made pursuant hereto.
     (e) Investment Intent. Except as provided in Section 2(d) hereof, the Investor is acquiring its portion of the Unsubscribed Shares and the Investor Offered Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof not in compliance with the Securities Act and any applicable state securities or “blue sky” laws, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with the Securities Act and any applicable state securities or “blue sky” laws.
     (f) Securities Laws Compliance. The Unsubscribed Shares and the Investor Offered Shares will not be offered for sale, sold or otherwise transferred by the Investor except pursuant to a registration statement or in a transaction exempt from, or not subject to, registration under the Securities Act and any applicable state securities or “blue sky” laws.
     (g) Sophistication. The Investor is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act and the Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Unsubscribed Shares and the Investor Offered Shares being acquired hereunder. The Investor understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding its portion of the Unsubscribed Shares and Investor

Offered Shares for an indefinite period of time). Without derogating from or limiting the representations and warranties of the Company, the Investor acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it has requested to verify the information contained herein. Notwithstanding the foregoing, nothing contained herein will operate to modify or limit in any respect the representations and warranties of the Company or to relieve it from any obligations to the Investor for breach thereof or the making of misleading statements or the omission of material facts in connection with the transactions contemplated herein.
     (h) Legended Securities. The Investor understands and acknowledges that, upon the original issuance thereof and until such time as the same is no longer required under any applicable requirements of the Securities Act or applicable state securities laws, the Company and its transfer agent shall make such notation in the stock book and transfer records of the Company as may be necessary to record that the Unsubscribed Shares and Investor Offered Shares have not been registered under the Securities Act and that the Unsubscribed Shares and Investor Offered Shares may not be resold without registration under the Securities Act or pursuant to an exemption from the registration requirements thereof.
     (i) No Conflict. The purchase of its portion of the Unsubscribed Shares by the Investor, the purchase of the Investor Offered Shares by the Investor, the execution and delivery by the Investor of each of the Transaction Agreements to which it is a party and the performance of and compliance with all of the provisions hereof and thereof by the Investor, and the consummation of the transactions contemplated herein and therein (i) will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Investor is a party or by which the Investor is bound or to which any of the property or assets of the Investor or any of its Subsidiaries is subject, (ii) will not result in any violation of the provisions of the certificate of limited partnership, limited partnership agreement, or similar governance documents of the Investor, and (iii) will not result in any material violation of, or any termination or material impairment of any rights under, any statute or any license, authorization, injunction, judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Investor or any of its properties, except in any such case described in subclauses (i) and (iii) for any conflict, breach, violation, default, acceleration or lien which would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay or materially and adversely affect the Investor’s performance of its obligations under this Agreement.
     (j) Consents and Approvals. No consent, approval, authorization, order, registration or qualification of or with any court or other legislative, executive or judicial governmental agency or body having jurisdiction over the Investor or any of its properties is required to be obtained or made by the Investor for the purchase of its portion of the Unsubscribed Shares and the purchase of the Investor Offered Shares in accordance with the terms hereof and the execution and delivery by the Investor of this Agreement or the other Transaction Agreements to which it is a party and performance of and compliance by the Investor with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein, except for (i) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “blue sky” laws in connection with the purchase of the Unsubscribed Shares and Investor Offered Shares by the Investor, (ii) to the extent applicable, any filings with respect to, and the expiration or early termination of the waiting period under, the HSR Act relating to the acquisition of the Investor Offered Shares and Unsubscribed Shares as contemplated hereunder, and (iii) any consent, approval, authorization, order, registration or qualification which, if not made or obtained, would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay or materially and adversely affect the Investor’s performance of its obligations under this Agreement.
     (k) Arm’s Length. The Investor acknowledges and agrees that the Company is acting solely in the capacity of an arm’s length contractual counterparty to the Investor with respect to the transactions contemplated hereby. Additionally, without derogating from or limiting the representations and warranties of the Company, the Investor is not relying on the Company for any legal, tax, investment, accounting or regulatory advice, except as specifically set forth in this Agreement. Without derogating from or limiting the representations and warranties of the Company, the Investor has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby.
     (l) Information Furnished. Information relating to the Investor furnished to the Company in writing by the Investor expressly for use in the Rights Offering Registration Statement (as defined below) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
5. Additional Covenants of the Company. Without derogating from the obligations of the Company set forth elsewhere in this Agreement, the Company agrees with the Investor as set forth below.
     (a) Registration Statements.
          (i) As promptly as practicable following the date of this Agreement, the Company shall prepare and file the Rights Offering Registration Statement.
          (ii) The Rights Offering Registration Statement filed with the Commission shall be consistent in all material respects with the last forms of such documents provided to the Investor and its counsel to review prior to the filing thereof. The Company shall: (x) provide the Investor with a reasonable opportunity to review any SEC Transaction Document that is amended after the date hereof prior to its filing with the Commission and shall duly consider in good faith any comments of the Investor and its counsel; (y) advise the Investor promptly of the time when the Rights Offering Registration Statement has been filed and when the Rights Offering Registration Statement has become effective or any Rights Offering Prospectus or Rights Offering Prospectus supplement has been filed and shall furnish the Investor with copies thereof; and (z) advise the Investor promptly after it receives notice of any comments or inquiries by the Commission (and furnish the Investor with copies of any correspondence related thereto), of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any SEC Transaction Document, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for amending or supplementing any SEC Transaction Document or for additional information, and in each such case, provide the Investor with a reasonable opportunity to review any such comments, inquiries, request or other communication from the Commission and to review any responses thereto and any amendment or supplement to any SEC Transaction Document before any filing with the Commission, and to duly consider in good faith any comments of the Investor and its counsel and in the event of the issuance of any stop order or of any order preventing or suspending the use of any SEC Transaction Document or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal.
          (iii) The Company shall use its reasonable best efforts to have the Rights Offering Registration Statement cleared or declared effective, as the case may be, by the Commission as promptly as practicable after it is filed with the Commission. The Company shall take all action as may be necessary or advisable so that the Rights Offering and the issuance and sale of the Unsubscribed Shares, and the other transactions contemplated by this Agreement, may be effected in accordance with the applicable provisions of the Securities Act and the Exchange Act and any state or foreign securities or “blue sky” laws.
          (iv) If at any time prior to the Expiration Time, any event occurs as a result of which the Investment Decision Package, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Investment Decision Package to comply with applicable law, the Company will promptly notify the Investor of any such event and prepare an amendment or supplement to the Investor Decision Package that is reasonably acceptable in form and substance to the Investor that will correct such statement or omission or effect such compliance.
     (b) Listing. The Company shall use its commercially reasonable efforts to list and maintain the listing of the Common Stock, including the Offered Shares, on the NYSE and to list and maintain the listing of the Rights on the NYSE during the Rights Exercise Period until the close of trading on the Business Day immediately prior to the last Business Day of the Rights Exercise Period.
     (c) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the shares of Common Stock.
     (d) Ordinary Course of Business; Actions Regarding Conditions. During the period from the date of this Agreement to the Closing Date, the Company shall conduct its business, and shall cause its Subsidiaries to conduct their business, in the ordinary course and consistent with the Company’s and its Subsidiaries’ past practice; and the Company for itself and on behalf of its Subsidiaries agrees to use its commercially reasonable efforts to preserve substantially intact their business organizations and goodwill, to keep available the services of those of their present officers, employees, and consultants who are integral to the operation of their businesses as presently conducted; and the Company shall not take any action or omit to take any action that would reasonably be expected to result in the Company’s failure to satisfy the conditions to the Agreement set forth in Section 7.
     (e) Commercially Reasonable Efforts. The Company shall use its commercially reasonable efforts (and shall cause its Subsidiaries to use their respective reasonable best efforts) to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its or their part under this Agreement and applicable laws to cooperate with the Investor and to consummate and make effective the transactions contemplated by this Agreement, including using commercially reasonable efforts to:
          (i) prepare and file as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or governmental entity;
          (ii) defend any lawsuits or other actions or proceedings, whether judicial or administrative, challenging this Agreement or any other agreement contemplated by this Agreement or the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed; and
          (iii) execute, deliver and file, as applicable, any additional ancillary instruments, documents, or agreements necessary to consummate the transactions contemplated by this Agreement and the other Transaction Agreements and to fully carry out the purposes of this Agreement and the transactions contemplated hereby and thereby, including, without limitation, to the extent that the Investor determines that the Investor Offered Shares or Unsubscribed Shares are not Registrable Securities (as defined in the Registration Rights Agreement among the Company, the Investor and the other parties thereto, dated as of May 7, 2004 (the “2004 Registration Rights Agreement”)), then, promptly upon the request of Investor, the Company agrees to enter into a customary registration rights agreement with Investor (for the benefit of Investor and any permitted assignees of Investor hereunder) on customary terms (but no less favorable to Investor than the 2004 Registration Rights Agreement) between the Company and the Investor providing for registration rights with respect to the Investor Offered Shares or Unsubscribed Shares (the “New Registration Rights Agreement”).
     (f) Public Disclosure. The Company shall prepare and timely file a copy of this Agreement with the Commission in accordance with the requirements of the Exchange Act.
6. Additional Covenants of the Investor. The Investor agrees with the Company:
     (a) Information. To provide the Company with such information as the Company reasonably requests regarding the Investor for inclusion in the Rights Offering Registration Statement.

     (b) Commercially Reasonable Efforts. The Investor shall use its commercially reasonable efforts to take all actions, and do all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable laws to cooperate with the Company and to consummate and make effective the transactions contemplated by this Agreement, including executing, delivering and filing, as applicable, any additional ancillary instruments or agreements necessary to consummate the transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement and the transactions contemplated hereby and thereby, including using commercially reasonable efforts to:
          (i) prepare and file as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or governmental entity;
          (ii) defend any lawsuits or other actions or proceedings to which the Investor has been named a party, whether judicial or administrative, challenging this Agreement or any other agreement contemplated by this Agreement or the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed; and
          (iii) execute, deliver and file, as applicable, any additional ancillary instruments, documents, or agreements necessary to consummate the transactions contemplated by this Agreement and the other Transaction Agreements and to fully carry out the purposes of this Agreement and the transactions contemplated hereby and thereby.
     (c) No Transfer of Rights. During the Rights Exercise Period, the Investor will not, without the prior written consent of the Disinterested Directors, sell, assign, transfer, convey, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise), in whole or in part, or directly or indirectly enter into, or cause to become subject to, any option, warrant, purchase right, or other contract or commitment that could require the Investor to sell, assign, transfer, convey, hypothecate, pledge, encumber, grant a security interest in, or otherwise dispose of (whether by operation of law or otherwise), in whole or in part (“Transfer”), any Rights distributed, directly or indirectly, to the Investor by the Company pursuant to the Rights Offering; provided, however, that the Investor may Transfer all or any portion of its Rights to one or more Affiliates, which shall agree in writing to take such Rights subject to, and to comply with, the terms of this Agreement.
     (d) No Stabilization. In connection with the Rights Offering, the Investor will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares in violation of Regulation M under the Exchange Act.
7. Conditions to the Obligations of the Parties.
     (a) Conditions to the Investor’s Obligations under this Agreement. The obligations of the Investor hereunder to consummate the transactions contemplated hereby shall be subject to the satisfaction prior to the Closing Date of each of the following conditions (which may be waived in whole or in part by the Investor in its sole discretion):
          (i) Registration Statement Effectiveness. The Rights Offering Registration Statement shall have been declared effective by the Commission and shall continue to be effective and no stop order shall have been entered by the Commission with respect thereto.
          (ii) Rights Offering. The Rights Offering shall have been conducted in all material respects in accordance with this Agreement and shall have been consummated without the waiver of any condition thereto.
          (iii) Consents. All material governmental and third-party notifications, filings, consents, waivers and approvals required for the consummation of the transactions contemplated by this Agreement shall have been made or received.

          (iv) No Legal Impediment to Issuance. No action shall have been taken, no statute, rule, regulation, or order shall have been enacted, adopted, or issued by any federal, state, or foreign governmental or regulatory authority, and no judgment, injunction, decree or order of any federal, state or foreign court shall have been issued that, in each case, prohibits the implementation of the Rights Offering, the issuance and sale of the Unsubscribed Shares and the Investor Offered Shares to the Investor, or the consummation of the transactions contemplated by this Agreement or materially impairs the benefit of implementation thereof, and no action or proceeding by or before any federal, state, or foreign governmental or regulatory authority shall be pending or threatened wherein an adverse judgment, decree, or order would be reasonably likely to result in the prohibition of or material impairment of the benefits of the implementation of the Rights Offering, the issuance and sale of the Unsubscribed Shares and the Investor Offered Shares to the Investor, or the consummation of the transactions contemplated by this Agreement.
          (v) Representations and Warranties. The representations and warranties of Company contained in this Agreement shall be true and correct (disregarding all qualifications and exceptions contained therein relating to materiality, Material Adverse Effect or similar qualifications, other than such qualifications contained in Sections 3(i) and 3(j)) as of the date hereof and as of the Closing Date after giving effect to the transactions contemplated hereby with the same effect as if made on and as of the Closing Date (except for representations and warranties made as of a specified date, which shall be true and correct only as of the specified date), except where the failure to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect, other than with respect to the representations in Sections 3(a) through 3(e), and 3(l)(iii), which shall be true and correct in all respects.
          (vi) Covenants. The Company shall have performed and complied in all material respects with all of its covenants and agreements contained in this Agreement and in any other Transaction Agreement required to be performed or complied with on or prior to the Closing Date, including, without limitation, entering into the New Registration Rights Agreement (to the extent requested by Investor pursuant to Section 5(e)(iii)).
          (vii) Liquidity Improvement Initiatives. The Company shall have completed, to the reasonable satisfaction of the Investor, the liquidity improvement initiatives set forth on Schedule I hereto.
          (viii) NYSE. The Offered Shares shall have been approved for listing on the NYSE, subject to official notice of issuance.
          (ix) HSR. If any filings are required to be made with respect to the HSR Act relating to the acquisition of the Investor Offered Shares and Unsubscribed Shares as contemplated hereunder, such filings shall have been made and the applicable waiting period under the HSR Act shall have expired or been terminated thereunder with respect thereto.
     (b) Conditions to the Company’s Obligations under this Agreement. The right of the Company to require the Investor to purchase the Unsubscribed Shares is subject to the following conditions (which may be waived in whole or in part by the Company in its sole discretion), provided that the failure of a condition set forth in Section 7(b)(v) to be satisfied may not be asserted by the Company if such failure results from a breach by the Company of an obligation hereunder:
          (i) Consents. All material governmental and third-party notifications, filings, consents, waivers and approvals required for the consummation of the transactions contemplated by this Agreement shall have been made or received.
          (ii) No Legal Impediment to Issuance. No action shall have been taken, no statute, rule, regulation, or order shall have been enacted, adopted, or issued by any federal, state, or foreign governmental or regulatory authority, and no judgment, injunction, decree or order of any federal, state or foreign court shall have been issued that, in each case, prohibits the implementation of the Rights Offering, the issuance and sale of the Unsubscribed Shares and the Investor

Offered Shares to the Investor, or the consummation of the transactions contemplated by this Agreement or materially impairs the benefit of implementation thereof, and no action or proceeding by or before any federal, state, or foreign governmental or regulatory authority shall be pending or threatened wherein an adverse judgment, decree, or order would be reasonably likely to result in the prohibition of or material impairment of the benefits of the implementation of the Rights Offering, the issuance and sale of the Unsubscribed Shares and the Investor Offered Shares to the Investor, or the consummation of the transactions contemplated by this Agreement.
          (iii) Representations and Warranties. The representations and warranties of the Investor and any Affiliated Purchaser contained in this Agreement or pursuant to Section 2(d) shall be true and correct (disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect on the Investor’s performance of their obligations or similar qualifications) as of the date hereof and as of the Closing Date with the same effect as if made on the Closing Date (except for the representations and warranties made as of a specified date, which shall be true and correct only as such specified date), except with respect to the Investor’s representations in all Sections other than Sections 4(b) and 4(c) where the failure to be so true and correct, individually or in the aggregate, has not prohibited, materially delayed, or materially and adversely affected, and would not reasonably be expected to prohibit, materially delay, or materially and adversely affect, the Investor’s performance of their obligations under this Agreement.
          (iv) Covenants. The Investor shall have performed and complied in all material respects with all of its covenants and agreements contained in this Agreement and in any other Transaction Agreement required to be performed or complied with on or prior to the Closing Date, including, without limitation, entering into the Registration Rights Agreement (to the extent requested by Investor pursuant to Section 5(e)(iii)).
          (v) Liquidity Improvement Initiatives. The Company shall have completed in all material respects the liquidity improvement initiatives set forth on Schedule I hereto.
          (vi) Rights Offering. The Rights Offering shall have been consummated in all material respects in accordance with this Agreement.
     (c) Conditions to the Company’s Obligations to Complete the Rights Offering. The obligation of the Company to consummate the Rights Offering shall be subject to the satisfaction prior to the Closing Date of each of the following conditions (which may not be waived, in whole or in part, without the prior written consent of the Investor):
          (i) Consents. All material governmental and third-party notifications, filings, consents, waivers and approvals required for the consummation of the Rights Offering shall have been made or received.
          (ii) No Legal Impediment to Issuance. No action shall have been taken, no statute, rule, regulation, or order shall have been enacted, adopted, or issued by any federal, state, or foreign governmental or regulatory authority, and no judgment, injunction, decree or order of any federal, state or foreign court shall have been issued that, in each case, prohibits the implementation of the Rights Offering and the issuance and sale of the Offered Shares or materially impairs the benefit of implementation thereof, and no action or proceeding by or before any federal, state, or foreign governmental or regulatory authority shall be pending or threatened wherein an adverse judgment, decree, or order would be reasonably likely to result in the prohibition of or material impairment of the benefits of the implementation of the Rights Offering and the issuance and sale of the Offered Shares.
          (iii) Registration Statement Effectiveness. The Rights Offering Registration Statement shall each have been declared effective by the Commission and shall continue to be effective and no stop order shall have been entered by the Commission with respect thereto.
          (iv) Conditions under this Agreement. All conditions set forth in Sections 7(a) and 7(b) (other than the conditions set forth in Sections 7(a)(ii) and 7(b)(vi)) shall have been satisfied (or waived, to the extent permitted thereby).

8. Indemnification and Contribution.
     (a) Whether or not the Rights Offering is consummated or this Agreement is terminated or the transactions contemplated hereby, the Company (in such capacity, the “Indemnifying Party”) shall indemnify and hold harmless the Investor, its Affiliates (other than the Company), and their respective officers, directors, members, partners, employees, agents and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, suits, proceedings, damages, liabilities, costs, and reasonable expenses (including fees of counsel), joint or several, arising out of, or related to circumstances existing on or prior to the Closing Date (“Losses”) to which any the Indemnified Person may become subject arising out of or in connection with any claim, challenge, litigation, investigation or proceeding instituted by a third party (“Proceedings”) with respect to the Rights Offering, this Agreement or the other Transaction Documents, the Rights Offering Registration Statement, any Preliminary Rights Offering Prospectus, the Rights Offering Prospectus, any Issuer Free Writing Prospectus, the Investment Decision Package, any amendment or supplement thereto, or the transactions contemplated by any of the foregoing and shall reimburse the Indemnified Persons for any reasonable legal or other reasonable out-of-pocket expenses incurred in connection with investigating, responding to or defending any of the foregoing; provided that the foregoing indemnification will not apply to Losses to the extent that they directly resulted from (i) any breach by the Indemnified Person of this Agreement, (ii) gross negligence or willful misconduct on the part of the Indemnified Person, or (iii) statements or omissions in the Rights Offering Registration Statement, any Preliminary Rights Offering Prospectus, the Rights Offering Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto made in reliance upon or in conformity with written information relating to the Indemnified Person furnished to the Company in writing by or on behalf of the Indemnified Person expressly for use in the Rights Offering Registration Statement, any Preliminary Rights Offering Prospectus, the Rights Offering Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto. If for any reason the foregoing indemnification is unavailable to any Indemnified Person (except as set forth in the proviso to the immediately preceding section) or insufficient to hold it harmless, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Person as a result of such Losses in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Person on the other hand but also the relative fault of the Indemnifying Party on the one hand and the Indemnified Person on the other hand as well as any relevant equitable considerations. The indemnity, reimbursement and contribution obligations of the Indemnifying Party under this Section 8 shall be in addition to any liability that the Indemnifying Party may otherwise have to an Indemnified Person and shall bind and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnifying Party and any Indemnified Person.
     (b) Promptly after receipt by an Indemnified Person of notice of the commencement of any Proceedings with respect to which the Indemnified Person may be entitled to indemnification hereunder, such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party, in respect thereof, notify the Indemnifying Party in writing of the commencement thereof; provided that (i) the omission so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent it has been prejudiced by such failure and (ii) the omission so to notify the Indemnifying Party will not relieve it from any liability that it may have to an Indemnified Person otherwise than on account of this Section 8. In case any such Proceedings are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person; provided that if the defendants in any such Proceedings include both such Indemnified Person and the Indemnifying Party and such Indemnified Person shall have concluded that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel (including one or more local counsels), which selection shall be subject to the reasonable approval of the Indemnifying Party, to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel (including one or more local counsels) in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the Proceedings, or (iii) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person.
     (c) The Indemnifying Party shall not be liable for any settlement of any Proceedings effected without its written consent (which consent shall not be unreasonably withheld). If any settlement of any Proceeding is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Proceedings, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment in accordance with, and subject to the limitations of, the provisions of this Section 8. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened Proceedings in respect of which indemnity has been sought hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Proceedings and (ii) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
9. Survival of Representations and Warranties. The representations and warranties made in Sections 3(i), (j) and (l) of this Agreement will survive the execution and delivery of this Agreement for a period of eighteen months following the Closing Date, all other representations and warranties made in this agreement will survive the execution and delivery of this Agreement indefinitely and the covenants shall survive in accordance with their specific terms.
10. Termination.
     (a) This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:
          (i) by mutual written consent of the Company and the Investor;
          (ii) by either the Company or the Investor if the Closing Date shall not have occurred by the earlier of (A) July 31, 2011 and (B) the date that is thirty (30) Business Days after the Rights Offering Registration Statement has been declared effective by the Commission (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 10(a)(ii) shall not be available to any party whose failure to comply with any provision of this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or prior to such date;
          (iii) by the Company,
               (A) if there has been a breach of any covenant or a breach of any representation or warranty of an Investor, which breach would cause the failure of any condition precedent set forth in Section 7(b), provided that any such breach of a covenant or representation or warranty is not capable of cure on or prior to the Outside Date;
               (B) upon the occurrence of any event that results in a failure to satisfy any of the conditions set forth in Section 7(b), which failure is not capable of cure on or prior to the Outside Date; provided that all determinations made for the Company prior to the Closing Date with respect to Section 10(a)(iii)(A) and this Section 10(a)(iii)(B) shall be made by the Disinterested Directors; or
               (C) the Disinterested Directors, in the exercise of their fiduciary duties, recommend to the Board of Directors of the Company, that the Company consummate an Alternative Transaction that would result in more favorable economic terms for the Company than the Rights Offering. As used herein, an “Alternative Transaction” shall mean a transaction or series of transactions, other than the Rights Offering, that would provide the Company with additional liquidity in an amount equal to, or in excess of, that expected as a result of the Rights Offering (assuming completion of the liquidity improvement initiatives in connection therewith), including, without limitation, a rights offering with respect to the Company’s securities that is backstopped by a party other than the Investor.
          (iv) by the Investor,
               (A) if there has been a breach of any covenant or a breach of any representation or warranty of the Company, which breach would cause the failure of any condition precedent set forth in Section 7(a), provided that any such breach of a covenant or representation or warranty is not capable of cure on or prior to the Outside Date; or
               (B) upon the occurrence of any event that results in a failure to satisfy any of the conditions set forth in Section 7(a), which failure is not capable of cure on or prior to the Outside Date.
     (b) If this Agreement is terminated, other than pursuant to Section 10(a)(iii)(A), the Company shall pay to the Investor any reasonable, documented out-of-pocket costs and expenses incurred by the Investor and its Affiliated Purchasers, if any, in connection with the Rights Offering. Payment of the amounts due under this Section 10(b) will be made no later than the close of business on the third (3rd) Business Day following the date of such termination by wire transfer of immediately available funds in U.S. dollars to an account specified by the Investor to the Company.
     (c) Upon termination under this Section 10, all rights and obligations of the parties under this Agreement shall terminate without any liability of any party to any other party except that (i) nothing contained herein shall release any party hereto from liability for any willful breach of this Agreement and (ii) the covenants and agreements made by the parties herein in Sections 2(h) and Sections 8 through 16 will survive indefinitely in accordance with their terms.
11. Notices. All notices and other communications in connection with this Agreement will be in writing and will be deemed given (and will be deemed to have been duly given upon receipt) if delivered personally, sent via electronic transmission, facsimile transmission (with confirmation), mailed by registered or certified mail (return receipt requested), or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):
(a)	If to the Company:
BlueLinx Holdings Inc.
4300 Wildwood Parkway
Atlanta, Georgia 30339
Facsimile: (770) 953-7008
Attention: Legal Department
with copies to:
Troutman Sanders LLP
600 Peachtree Street, N.E.
Suite 5200
Atlanta, Georgia 30308
Facsimile: (404) 962-6599
Attention: David W. Ghegan, Esq.
Electronic mail: david.ghegan@troutmansanders.com
and:
(b)	If to the Investor:

Cerberus ABP Investor LLC
c/o Cerberus Capital Management, L.P.
299 Park Avenue,
New York, NY 10171
Facsimile: (212) 891-1540
Attention: Mark A. Neporent
 Lisa A. Gray
with copies to:
Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10028
Facsimile: (212) 593-5955
Attention: Rick Presutti
                  John M. Pollack
12. Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties, except to an Affiliated Purchaser pursuant to Section 2(d). Notwithstanding the previous sentence, subject to the provisions of Section 2(d), this Agreement, and the Investor’s obligations hereunder, may be assigned, delegated or transferred, in whole or in part, by the Investor to one or more of Cerberus Capital Management, L.P.’s affiliated funds or managed accounts, Affiliates and/or direct or indirect investors of Investor whether or not affiliated with Cerberus Capital Management, L.P., in each case, without the prior written consent of the Company, provided that any such assignee assumes the obligations of the Investor hereunder and agrees in writing to be bound by the terms of this Agreement in the same manner as the Investor. Notwithstanding the foregoing or any other provisions herein, no such assignment will relieve the Investor of its obligations hereunder if such assignee fails to perform such obligations. Except as provided in Section 8 with respect to the Indemnified Persons, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement and nothing set forth in this Agreement shall confer upon or give to, or be construed to confer upon or give to, any other Person (including, without limitation, any affiliates of the Company or any of its respective members, shareholders, partners, directors, employees, officers or creditors or any successor thereto or assign thereof, or any third party claiming by or through any of the foregoing) any benefits, rights or remedies under or by reason of, or any rights to enforce or cause the Company to enforce, the obligations of Investor or its permitted assignees hereunder or any other provisions of this Agreement. Any Indemnified Persons shall be entitled to enforce and rely on the provisions listed in the immediately preceding sentence as if they were a party to this Agreement.
13. Prior Negotiations; Entire Agreement. This Agreement, together with the Registration Rights Agreement and the documents and instruments attached as exhibits to and referred to in this Agreement and the Registration Rights Agreement, constitutes the entire agreement of the parties with respect to the Rights Offering and supersedes all prior agreements, arrangements or understandings, whether written or oral, between the parties with respect to the transactions contemplated hereby.
14. GOVERNING LAW; VENUE.
     (a) THIS AGREEMENT WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE PARTIES HERETO CONSENTS TO SUBMIT ITSELF TO THE EXCLUSIVE THE EXCLUSIVE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN AND ANY UNITED STATES FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN, WITH RESPECT TO ANY CLAIM OR CAUSE OF ACTION ARISING UNDER OR RELATING TO THIS AGREEMENT, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND

AGREES THAT ALL SERVICE OF PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO IT AT ITS ADDRESS AS SET FORTH IN SECTION 11, AND THAT SERVICE SO MADE SHALL BE TREATED AS COMPLETED WHEN RECEIVED. EACH OF THE PARTIES HERETO WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND WAIVES ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED IN ANY SUCH COURT. THE COMPANY AND THE INVESTOR HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT OR THE INVESTOR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE, AND ENFORCEMENT HEREOF. NOTHING IN THIS PARAGRAPH SHALL AFFECT THE RIGHT OF THE PARTIES HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. NOTWITHSTANDING THE FOREGOING, EACH OF THE PARTIES HERETO AGREES THAT EACH OF THE OTHER PARTIES HERETO SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING FOR ENFORCEMENT OF A JUDGMENT ENTERED BY A COURT PERMITTED BY THIS SECTION 14 IN ANY OTHER COURT OR JURISDICTION.
     (b) Notwithstanding any other term or condition of this Agreement, (i) no recourse hereunder or under any documents or instruments delivered in connection herewith may be had against any director, officer, manager, employee, representative or agent of Investor, any direct or indirect holder of any equity interests or securities of Investor (whether such holder is a limited or general partner, member, stockholder or otherwise), any Affiliate of Investor, or any direct or indirect director, officer, manager, employee, partner, affiliate, member, controlling person or representative of any of the foregoing (any such person or entity, a “Investor Related Person”), whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, and (ii) no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by Investor Related Persons under this Agreement or any documents or instruments delivered in connection herewith or with the transactions contemplated hereby for any claim based on, in respect of or by reason of such obligations or by their creation; and (ii) under no circumstances shall the Company or any other party be entitled to recover or make a claim against Investor for any amounts in respect of punitive, consequential or other similar damages. Any Action against Investor arising under this Agreement shall be barred if not brought in a court of competent jurisdiction on or before the date that is 120 days following termination of this Agreement in accordance with its terms.
15. Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.
16. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by all the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity. All determinations made for the Company prior to the Closing Date with respect to this Section 16 shall be made by the Disinterested Directors.
17. Adjustment to Shares. If, prior to the Closing Date, the Company effects a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction with respect to any shares of its capital stock, references to the numbers of such shares and the prices therefore shall be equitably adjusted to reflect such change and, as adjusted, shall, from and after the date of such event, be subject to further adjustment in accordance herewith.

18. Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.
19. Publicity. The Company and the Investor shall consult with each other prior to issuing any press releases (and provide each other a reasonable opportunity to review and comment upon such releases) or otherwise making public announcements with respect to the transactions contemplated by this Agreement and prior to making any filings with any third party or any governmental entity (including any national securities exchange or interdealer quotation service) with respect thereto, except as may be required by law or by the request of any governmental entity.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

BLUELINX HOLDINGS INC.
By:	/s/ H. DOUGLAS GOFORTH
	Name:	H. Douglas Goforth
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

CERBERUS ABP INVESTOR LLC
By:	/s/ LENARD B. TESSLER
	Name:	Lenard B. Tessler
	Title:	Managing Director
[Investment Agreement Signature Page]

SCHEDULE I
LIQUIDITY IMPROVEMENT INITIATIVES
1) The Company shall enter into an amendment to that certain Amended and Restated Loan and Security Agreement, dated August 4, 2006, by and between BlueLinx Corporation, Wells Fargo, as successor in interest to Wachovia, and the other signatories listed therein, as subsequently amended (the “Credit Agreement”), to:
(a)	increase the percentage of Net Amount of Eligible Accounts Receivable (as defined in the Credit Agreement) included in the calculation of the Borrowing Base (as defined in the Credit Agreement) to 87.5%;

(b)	increase the applicable percentage of Net Orderly Liquidation Value (as defined in the Credit Agreement) used in the Borrowing Base calculation to 90.0% for the periods January to March 2012 and January to March 2013, subject to specified EBITDA levels;

(c)	include Qualified Cash (as defined in the Credit Agreement) in the calculation of the Cash Management Excess Availability (as defined in the Credit Agreement);

(d)	reduce the amount of Cash Management Excess Availability the Company is required to maintain to the greater of (i) $35,000,000 and (ii) the amount equal to 15% of the lesser of (A) the Borrowing Base or (B) the Revolving Limit (as defined in the Credit Agreement); and

(e)	reduce the amount of Excess Availability (as defined in the Credit Agreement) that must be maintained before a Compliance Period (as defined in the Credit Agreement) is triggered under the Credit Agreement to the greater of (i) $30,000,000 and (ii) the amount equal to 15% of the lesser of (A) the Borrowing Base or (B) the Revolving Limit (as defined in the Credit Agreement).
2) The Company shall enter into an amendment to that certain Loan and Security Agreement, dated as of June 9, 2006, between the entities set forth therein collectively as borrower and German American Capital Corporation as lender, and/or the agreements related thereto (collectively, the “Mortgage Agreement”) to:
(a)	eliminate the need for prior written consent of the Lender or Rating Agency (as such terms are defined in the Mortgage Agreement) of a Transfer (as defined in the Mortgage Agreement) of any interest in Guarantor, Master Lessee, Maryland Loan Guarantor or Borrower (as such terms are defined in the Mortgage Agreement), if such Transfer would result in less than 51% of Borrower, Maryland Loan Guarantor and Master Lessee being owned by one or more investment funds, limited liability companies, limited partnerships or general partnerships with combined committed capital of at least $1,000,000,000 where one or more Permitted Fund Managers (as defined in the Mortgage Agreement) acts as the general partners, managing members or fund managers and at least fifty-one percent (51%) of the equity interests in each of such Permitted Fund Managers are owned, directly or indirectly, by Guarantor, Cerberus Capital Management, L.P. or a wholly owned subsidiary of Guarantor or Cerberus Capital Management, L.P.;

(b)	allow for prepayment of Debt (as defined in the Mortgage Agreement) incurred under the Mortgage Agreement without the incurrence of a Yield Maintenance Premium (as defined in the Mortgage Agreement); and

(c)	allow for the release of Account Collateral (as defined in the Mortgage Agreement) held in the LCR Deterioration Reserve Account (as defined in the Mortgage Agreement) for specified uses to be set forth in such amendment.